UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 1999

Centura Software Corporation
(Exact name of registrant as specified in its charter)

California
(State of Other Jurisdiction of Incorporation)

0-21010	94-2874178
(Commission File Number)	(IRS Employer Identification Number)

975 Island Drive
Redwood Shores, California   94065
(Address of principal executive offices including zip code)

(650) 596-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Exhibit Index located on page 4

Item 5. Other Events

     On January 3, 2000, Centura Software Corporation ("Centura") issued a press release announcing that it had closed a $12.5 million private placement of equity securities. The securities are Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), as designated in Centura's Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Stock (the "Certificate of Designation") filed with the Secretary of State of the State of Delaware on December 30, 1999. The Preferred Stock is convertible into common stock at the option of Centura for a period of ten months from the date of issuance and has a ceiling conversion price of $5.82 per share. Five-year warrants to purchase up to an aggregate of 214,776 shares of common stock of Centura, subject to certain adjustments, were also issued to purchasers in the private placement.

     Copies of Centura's press release and Certificate of Designation are incorporated herein by reference and included as Exhibit 99.1 and Exhibit 4.1, respectively, herein. The foregoing description of such documents is qualified in its entirety by reference to such Exhibits.

Item 7. Exhibits

Exhibit Number	Description
4.1	Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Stock
99.1	Press Release dated January 3, 2000

CENTURA SOFTWARE CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURA SOFTWARE CORPORATION

(Registrant)

By:	/s/ Richard Lucien

Richard Lucien
Vice President, Finance and Operations and Chief Financial Officer

Dated: January 5, 2000

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Stock
99.1	Press Release dated January 3, 2000